SHARE EXCHANGE AGREEMENT

                                  by and among

                           RIVER CAPITAL GROUP, INC.,

                         RIVER CAPITAL HOLDINGS LIMITED,

                        STRATEGY HOLDING COMPANY LIMITED,

                               LONGVIEW FUND, LP,

                            LONGVIEW EQUITY FUND, LP,

                     LONGVIEW INTERNATIONAL EQUITY FUND, LP,

                                       and

                            CONCORDE CAPITAL LIMITED


                                 AMENDMENT NO. 1
                             DATED DECEMBER 30, 2005

THIS AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT dated as of December 30, 2005 ("Amendment No. 1"), entered into by and among River Capital Group, Inc., a Delaware corporation ("River Group"), River Capital Holdings Limited, a Barbados corporation ("River Holdings"), Strategy Holding Company Limited, a Barbados corporation, Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, and Concorde Capital Limited, a Bermuda corporation, (collectively the "Shareholders").

WHEREAS, the parties hereto wish to amend the share allocation provisions of that certain Share Exchange Agreement dated December 30, 2005 (the "Share Exchange Agreement") entered into by and among River Group, River Holdings and the Shareholders; and

WHEREAS, Article VII, Section 4 of the Share Exchange Agreement provides that the terms of the Share Exchange Agreement may be amended by written agreement of the parties thereto.

NOW THEREFORE, River Group, River Holdings and the Shareholders hereby agree to amend Section B of the Recitals by replacing it in its entirety with the following paragraph:

         Subject to the terms and conditions of this Agreement, each share of capital stock of River Holdings which are issued and outstanding immediately prior to Closing (defined in Article VI, Section 1) shall be converted into the right to receive 9,375.70798628124 Shares of common stock, $0.001 par value per share, of River Group ("River Group Common Stock") on the terms and subject to the conditions set forth herein. River Holdings shall become a wholly-owned subsidiary of River Group.

FURTHER,  River Group, River Holdings and the Shareholders hereby agree to amend
Article I, Section 2 by replacing it in its entirety with the following paragraph:

         Effect of Share Exchange. Upon Closing of the Share Exchange, each share of River Holdings shall be exchanged for 9,375.70798628124 shares of common stock, $0.001 par value per share, of River Group ("River Group Common Stock") on the terms and subject to the conditions set forth herein. Each Shareholder affected by the Share Exchange shall receive the number of shares of River Group Common Stock as set forth on the attached Exhibit A. No fractional shares in River Group shall be issued by reason of the Share Exchange; instead amounts of shares will be rounded to the nearest whole number.

FURTHER, River Group, River Holdings and the Shareholders hereby agree to amend Exhibit A of the Share Exchange Agreement, by replacing it with Exhibit A attached hereto.

Unless stated otherwise, capitalized terms herein shall have the same meaning set forth in the Share Exchange Agreement and the exhibits thereto.

This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.



                           [Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Share Exchange Agreement as of the date first above written.


RIVER CAPITAL GROUP, INC.,                LONGVIEW FUND, LP,
a Delaware corporation                    a California limited partnership


By: /s/ HOWARD J. TAYLOR                  By: /s/ S. MICHAEL RUDOLPH
   -----------------------------             -----------------------------------
Name:  HOWARD J. TAYLOR                   Name:   S. MICHAEL RUDOLPH
     ---------------------------               ---------------------------------
Title: CEO, DIRECTOR                      Title:  CFO - INVESTMENT ADVISOR
      --------------------------                --------------------------------
                                                VIKING ASSET MANAGEMENT, LLC

RIVER CAPITAL HOLDINGS LIMITED,           LONGVIEW EQUITY FUND, LP,
a Barbados corporation                    a Delaware limited partnership

By: /s/ PHILIP VERNON NICHOLS             By: /s/ S. MICHAEL RUDOLPH
   -----------------------------             -----------------------------------
Name:  PHILIP VERNON NICHOLS              Name:   S. MICHAEL RUDOLPH
     ---------------------------               ---------------------------------
Title:  DIRECTOR                          Title:  CFO - INVESTMENT ADVISOR
      --------------------------                --------------------------------
                                               REDWOOD GROVE CAPITAL MANAGEMENT
                                               LLC

STRATEGY HOLDING COMPANY LIMITED,         LONGVIEW INTERNATIONAL EQUITY
a Barbados corporation                    FUND, LP,
                                          a British Virgin Islands limited
                                          partnership

By: /s/ LENNOX GIBBS                      By: /s/ S. MICHAEL RUDOLPH
   -----------------------------             -----------------------------------
Name:   LENNOX GIBBS                      Name:  S. MICHAEL RUDOLPH
     ---------------------------               ---------------------------------
Title:  MANAGING DIRECTOR                 Title:  CFO - INVESTMENT ADVISOR
      --------------------------                --------------------------------
                                               REDWOOD GROVE CAPITAL MANAGEMENT
                                               LLC

CONCORDE CAPITAL LIMITED,
a Bermuda corporation

By:  /s/HOWARD J. TAYLOR
   -----------------------------
Name:   HOWARD J. TAYLOR
     ---------------------------
Title:   CEO, DIRECTOR
      --------------------------

                                    EXHIBIT A

--------------------------------------------------------------------------------------------------------------------
                                   NO. OF SHARES                                            NO. OF RIVER CAPITAL
                                BENEFICIALLY OWNED                                           GROUP, INC. SHARES
                              RIVER CAPITAL HOLDINGS                                         TO BE ISSUED UPON
      SHAREHOLDER NAME                LIMITED                    EXCHANGE RATIO                   EXCHANGE
--------------------------------------------------------------------------------------------------------------------
Strategy Holding Company                150                    9,375.70798628124                 1,406,356
Limited
--------------------------------------------------------------------------------------------------------------------
Longview Equity Fund LP                 641                    9,375.70798628124                 6,009,829
--------------------------------------------------------------------------------------------------------------------
Longview International                  284                    9,375.70798628124
Equity Fund, LP                                                                                  2,662,701
--------------------------------------------------------------------------------------------------------------------
Longview Fund, LP                       416                    9,375.70798628124                 3,900,295
--------------------------------------------------------------------------------------------------------------------
Concorde Capital Limited                550                    9,375.70798628124                 5,156,639
--------------------------------------------------------------------------------------------------------------------
                  Total               2,041                                                     19,135,820
--------------------------------------------------------------------------------------------------------------------